As filed with the Securities and Exchange Commission on February 27, 2008

Registration No. 333-142049
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

Under
The Securities Act of 1933

INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	94-3015807
(State of incorporation)	(I.R.S. Employer Identification No.)

965 Atlantic Ave.
Alameda, California 94501

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

S. Kumar Chandrasekaran, Ph.D.
Chairman of the Board, President and Chief Executive Officer
965 Atlantic Avenue
Alameda, CA 94501
(510) 865-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy R. Curry
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

InSite Vision Incorporated, a Delaware corporation (the “Registrant”), registered the public offer and sale from time to time pursuant to Rule 415 of up to $75,000,000 of an indeterminate number of shares of Common Stock, Preferred Stock, Warrants and Debt Securities of the Registrant pursuant to Registration Statement No. 333-142049 (which was declared effective on May 23, 2007) filed with the Securities and Exchange Commission on April 11, 2007, as amended. To date, the Registrant has not sold any of the registered securities. The Registrant has discontinued sales under this registration statement and hereby terminates the offering of the unsold securities under Registration Statement No. 333-142049.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, State of California, on this 27th day of February, 2008.

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran, Ph.D.
S. Kumar Chandrasekaran, Ph.D. Chairman of the Board, President and Chief Executive Officer (on behalf of the registrant and as Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title

/s/ S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President and	February 27, 2008
S. Kumar Chandrasekaran, Ph.D.	Chief Executive Officer (on behalf of the registrant and as Principal Executive Officer)

/s/ *	Director	February 27, 2008
Mitchell H. Friedlaender, M.D.

/s/ *	Director	February 27, 2008
John L. Mattana

/s/ *	Director	February 27, 2008
Jon S. Saxe, Esq.

/s/ *	Director	February 27, 2008
Anders P. Wiklund

	Director	February 27, 2008
Francis W. Chen, Ph.D.

* S. Kumar Chandraskaran, Ph.D. by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals, which have been filed with the Form S-3 filed with the SEC on April 11, 2007.

End of Filing